Exhibit 23.1

CONSENT OF INDEPENDENT REGISTERED PUBLIC ACCOUNTING FIRM

We hereby consent to the incorporation by reference in this Post-Effective Amendment No. 1 to the Registration Statement on Form F-1 of Maris-Tech Ltd. of our report dated April 28, 2022, relating to the financial statements, which appears in Maris – Tech Ltd.'s Annual Report of Form 20-F for the year ended December 31, 2021. We also consent to the reference to us under the heading “Experts” in such Registration Statement.

Haifa, Israel	/s/Kesselman & Kesselman
May 26, 2022	Certified Public Accountants (Isr.)
A member firm of PricewaterhouseCoopers International Limited